UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 6, 2011
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 8.01 – Other Events

Wiley Discloses Health Condition of President and CEO Steve Smith
John Wiley and Sons, Inc., today announced that its President and Chief Executive Officer, Stephen M. Smith, is being treated for urological cancer.  Following successful surgery, he is undergoing preventive chemotherapy.  Mr. Smith’s doctors have advised him that the condition is highly treatable, and a full recovery is expected.

Mr. Smith will undergo treatment over three consecutive days every three weeks for a period of a few months. He will continue to handle his day-to-day responsibilities as President and Chief Executive Officer while maintaining regular communication with  the Executive Committee of the Board of Directors , which includes Matt Kissner (Chair, Audit Committee), Eduardo Menasce (Chair, Executive Compensation and Development Committee) and Will Pesce (former President & CEO) about the progress of his treatment. “We fully support Steve every step of the way and give him our full confidence as he receives treatment and recovers from his illness,” said Peter Booth Wiley, Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: September 6, 2011